Exhibit 10.14

RUTH’S CHRIS STEAK HOUSE, INC.

2004 RESTRICTED STOCK PLAN

ARTICLE I

Purpose of Plan

The 2004 Restricted Stock Plan (the “Plan”) of Ruth’s Chris Steak House, Inc., a Louisiana corporation (the “Company”), adopted by the Board of Directors of the Company on May 5, 2004, for directors and executive and other key employees of the Company, is intended to advance the best interests of the Company by providing those persons who have substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of Restricted Stock under the Plan is also intended to increase the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company, (ii) any act or acts of disloyalty or misconduct by a Participant injurious to the interest, property, operations, business or reputation of the Company or a Participant’s commission of a felony or crime or act of moral turpitude or (iii) a Participant’s willful disregard of a directive given by a superior or the Board or a violation of a Company employment policy.

“Class A Common Stock” shall mean the Company’s Class A Common Stock par value $.01 per share, or, in the event that the outstanding Class A Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall meant the Restricted Stock Committee, or such other committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of a Committee, the functions of the Committee shall be performed by the Board.

“Company” shall mean Ruth’s Chris Steak House, Inc., a Louisiana corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Ruth’s Chris Steak House, Inc., as such term is defined in Section 425(f) of the Code.

“Disability” shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Fair Market Value” of the Class A Common Stock shall be the fair market value as determined by the Committee or, in the absence of the Committee, by the Board.

“Participant” shall mean any director or executive or other key employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Restricted Stock” means the shares of Class A Common Stock to be issued under the Plan subject to restrictions.

“Sale of the Company” means (A) a merger or consolidation effecting a change in control of the Company such that the holders as of the close of business on the date of the Plan of the Company’s capital stock and securities or rights convertible into or exchangeable or exercisable for capital stock cease to have the power to elect a majority of the Company’s Board, (B) a sale of all or substantially all of the Company’s assets, (C) a sale to any person or entity or group of affiliated persons or entities of the Company’s outstanding voting securities having the voting power to elect a majority of the Company’s Board or (D) any other transaction as a result of which Madison Dearborn Capital Partners III, L.P. and its affiliates cease to have the power to elect a majority of the Company’s Board and any person or entity or group of affiliated persons or entities obtains the power to elect a majority of the Company’s Board.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan the Committee shall have the sole and complete authority to: (i) select Participants, (ii) award Restricted Stock Agreements to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions (not inconsistent with the

Plan) upon such Restricted Stock as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Restricted Stock Agreement awarded hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Class A Common Stock subject to the Plan shall not exceed, in the aggregate, 50,000; provided that the type and the aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 6.5 below, and further provided that to the extent any shares of Restricted Stock awarded under the Plan are forfeited, such shares shall again be available under the Plan. The 50,000 shares of Class A Common Stock available under the Plan shall be authorized and unissued shares

ARTICLE V

Awards

5.1 Grant of Restricted Stock. The Committee may award shares of Restricted Stock to such directors and executive and other key employees as the Committee determines. An award of Restricted Stock shall be subject to such restrictions on transfer and resale provisions and such other terms and conditions as the Committee may determine. An award of Restricted Stock may also be subject to the attainment of specified performance goals or targets.

5.2 The Restricted Period. At the time an award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the shares of Restricted Stock shall be restricted (the “Restricted Period”). During the Restricted Period, the Restricted Stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered. Each award of Restricted Stock may have a different Restricted Period.

5.3 Escrow. The Participant receiving Restricted Stock shall enter into a Restricted Stock Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Ruth’s Chris

Steak House, Inc. 2004 Restricted Stock Plan (the “Plan”), and an agreement entered into between the registered owner and Ruth’s Chris Steak House, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

5.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Restricted Stock Agreement.

5.5 Resale. In the event any shares of Restricted Stock under the terms provided in the Restricted Stock Agreement (including any additional shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Restricted Stock Agreement), do not vest, such shares shall be resold by the Participant to the Company at their cost. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 6.5 due to a recapitalization, merger or other change in capitalization.

5.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law or the Restricted Stock Agreement, to the Participant or the Participant’s estate, as the case may be.

5.7 Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Restricted Stock Agreement, each Participant receiving Restricted Stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period including, without limitation, the right to vote any shares of Class A Common Stock.

ARTICLE VI

General Provisions

6.1 Conditions and Limitations on Exercise. Restricted Stock awards may vest and become transferable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Restricted Stock is awarded.

6.2 Sale of the Company. In the event of a Sale of the Company, the Committee may provide, in its discretion, that the Restricted Stock previously awarded shall immediately become fully vested and transferable as to any Participants who are employed by the Company or are members of the Board at the time of the Sale of the Company.

6.3 Duration. Subject to Section 6.9, the Plan shall remain in effect until all shares of Restricted Stock authorized to be issued under the Plan have been issued and all restrictions imposed on shares of Restricted Stock in connection with their issuance under the Plan have lapsed.

6.4 Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of the issuance of any shares of Restricted Stock require the recipient of the Restricted Stock, as a condition to the receipt thereof, to deliver to the Company a written representation of present intention to acquire the shares of Restricted Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any shares of Restricted Stock is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Restricted Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Restricted Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

6.5 Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there may be substituted for each of the shares of Class A Common Stock then subject to the Plan, including shares of Restricted Stock still subject to restrictions, the number and kind of shares of stock or other securities to which the holders of the shares of Class A Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Class A Common Stock, the number of shares of Class A Common Stock then subject to the Plan, including issued shares, shall be adjusted in proportion to the change in outstanding shares of Class A Common Stock. In the event of any such adjustments, the shares of Restricted Stock shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under this Plan and the substitution or adjustment shall be limited by deleting any fractional share.

6.6 Restricted Stock Agreements. The terms of each Restricted Stock grant shall be stated in an agreement approved by the Committee. The Committee has complete authority to modify the terms of a Restricted Stock grant by means of an amendment to the Restricted Stock Agreement. Consent of the Participant to the modification is required only if the modification materially impairs the rights previously provided to the Participant in the Restricted Stock Agreement.

6.7 Withholding.

The Company shall have the right to withhold from any shares of Restricted Stock or to collect as a condition of the release of restrictions on Restricted Stock any taxes required by law to be withheld. Each Participant shall be required to make an election under Section 83(b) of the Code within 30 days after his acquisition of Restricted Stock under the Plan.

6.8 No Continued Employment. No Participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, and nothing in the Plan shall limit the right of the Company to terminate any Participant’s employment with or without Cause.

6.9 Amendments to or Termination of the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

6.10 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Restricted Stock Agreement granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.10 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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